Exhibit 10.7
Execution Version
PATENT SECURITY AGREEMENT
          This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of May 18, 2011 is entered into between MONEYGRAM PAYMENT SYSTEMS, INC., a Delaware Corporation (“Grantor”), and BANK OF AMERICA, N.A., as Collateral Agent for the benefit of the Secured Parties (the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, Grantor has entered into that certain Credit Agreement dated as of even date herewith by and among MoneyGram International, Inc. (“Holdco”), the Borrower, the Administrative Agent and the financial institutions so designated on the Commitment Schedule thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, Grantor has entered into that certain Security Agreement of even date herewith (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”) with the Collateral Agent, for the benefit of the Secured Parties, pursuant to which Grantor has granted to the Collateral Agent a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Patents, and all proceeds thereof, to secure the payment of the Secured Obligations;
     WHEREAS, capitalized terms used but not defined herein are used in the manner provided in the Security Agreement and the Credit Agreement, as applicable;
     WHEREAS, Grantor owns the registered and pending Patents listed on Schedule 1 annexed hereto; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether presently existing or hereafter created or acquired:
(1)	each Patent, including without limitation, each registered and pending Patent referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof; and

(2)	all proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent, including, without limitation, any registered and pending Patent referred to in Schedule 1 annexed hereto.

     The security interests are granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
     This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
     The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the foregoing paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signature Page Follows]

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     IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first written above.

MONEYGRAM PAYMENT SYSTEMS, INC., as Grantor
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to MPSI Patent Security Agreement]

Acknowledged:

BANK OF AMERICA, N.A., as Collateral Agent for the benefit of the Secured Parties
By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director

[Signature Page to MPSI Patent Security Agreement]

Schedule 1
PATENTS:

Title	Owner	Pat. No.	Issue Date	Country
Apparatus for Dispensing Money Orders	MoneyGram Payment Systems Inc.	5,014,212	5/7/1991	USA

System and Apparatus for Dispensing Negotiable Instruments	MoneyGram Payment Systems Inc.	5,119,293	6/2/1992	USA

Apparatus for Dispensing Money Orders	MoneyGram Payment Systems Inc.	5,369,709	11/29/1994	USA

Apparatus for Dispensing Money Orders	MoneyGram Payment Systems Inc.	5,377,271	12/27/1994	USA

Method and Apparatus for Dispending Money Orders Including Means to Detect Money Orders	MoneyGram Payment Systems Inc.	5,492,423	2/20/1996	USA

Apparatus for Dispensing Money Orders	MoneyGram Payment Systems Inc.	5,570,960	11/519/96	USA
PATENT APPLICATIONS:

Patent Applications	Owner	App. No.	Filing Date	Country
Payment Instrument Printing and Processing Method and Apparatus	MoneyGram Payment Systems, Inc.	10/011,695	12/7/2001	USA

Methods and Apparatus for Secure Printing of Negotiable Instruments	MoneyGram Payment Systems, Inc.	10/192,074	7/9/2002	USA

Special Purpose Entity for Holders of Financial Instruments	MoneyGram Payment Systems, Inc. *	10/308,692	12/3/2002	USA

Network Configuration Using Scannable Token	MoneyGram Payment Systems, Inc.	10/452,525	6/2/2003	USA

System and Method for Managing Virtual Inventory of Payment Instruments	MoneyGram Payment Systems, Inc.	10/611,081	7/1/2003	USA